Exhibit 99.1

Contacts: Pat Sheaffer, Ron Wysaske or Kevin Lycklama, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earnings Increase to $1.7 Million in Second Fiscal Quarter;
Highlighted by Strong Loan and Deposit Growth

Vancouver, WA – October 29, 2015 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported net income of $1.7 million, or $0.07 per diluted share, in the second fiscal quarter ended September 30, 2015. This compares to net income of $1.6 million, or $0.07 per diluted share, in the preceding quarter and $1.1 million, or $0.05 per diluted share, in the second fiscal quarter a year ago. In the first six months of fiscal 2016 net income increased to $3.2 million, or $0.14 per diluted share, compared to $1.8 million, or $0.08 per diluted share, in the first six months of fiscal 2015.

“We are very pleased with our strong balance sheet growth and improved profitability during the quarter,” said Pat Sheaffer, chairman and chief executive officer. “Loan and deposit growth was robust as we continued to capitalize on the strength of the economy in the greater Portland-Vancouver marketplace.”

Second Quarter Highlights (at or for the period ended September 30, 2015)
  Net income increased to $1.7 million, or $0.07 per diluted share.
  Net interest margin was 3.64%.
  Total loans increased $25.7 million during the quarter to $595.9 million.
  Total deposits grew $34.5 million during the quarter to $757.0 million.
  Classified assets decreased to $7.5 million, or 7.2% of total capital.
  Non-performing assets declined to 0.52% of total assets.
  Total risk-based capital ratio was 16.45% and Tier 1 leverage ratio was 11.22%.
  Quarterly cash dividend of $0.015 per share was paid on October 27, 2015.
Balance Sheet Review

“Our strong loan growth during the quarter, particularly in the commercial real estate loan portfolio, contributed to solid balance sheet growth again this quarter,” said Ron Wysaske, president and chief operating officer. “Our loan pipeline remains strong as we continue to focus our teams on developing new relationships.  At September 30, 2015, our loan pipeline totaled $64.8 million.”

Total loans grew at an annualized rate of 18.0% during the quarter-ended September 30, 2015. Loan originations totaled $77.4 million during the quarter compared to $40.9 million in the preceding quarter. At September 30, 2015, there was an additional $25.0 million in undisbursed construction loans, the majority of which are expected to fund during the current fiscal year.

Deposits increased $34.5 million during the quarter. Average deposit balances increased $14.8 million during the quarter and were $43.9 million higher than the second quarter a year ago. Checking accounts continue to account for the majority of the increase with balances growing by $26.4 million, or 9.3%, during the quarter. Checking account balances represented 40.8% of total deposits at September 30, 2015.

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

At September 30, 2015, shareholders’ equity increased $1.9 million to $106.4 million compared to $104.4 million in the preceding quarter. Tangible book value per share improved to $3.57 at September 30, 2015 compared to $3.49 in the preceding quarter. The Company paid a $0.015 cash dividend on October 27, 2015.

Income Statement

Riverview’s net interest income for the second fiscal quarter increased to $7.2 million compared to $7.1 million in the preceding quarter and $6.7 million in the second fiscal quarter a year ago. The increase was due primarily to the strong growth in the loan and investment portfolios during the past fiscal year.

The net interest margin was 3.64% in the second fiscal quarter compared to 3.69% in the preceding quarter and 3.61% in the second quarter a year ago. “Net interest margin continues to be impacted by our high cash balances and the low rate environment,” said Kevin Lycklama, executive vice president and chief financial officer. “Additionally, the preceding quarter included the collection of approximately $128,000 of past due interest on two prior nonaccrual loans which contributed an additional six basis points to the first quarter’s net interest margin.”

Non-interest income was $2.2 million in the second fiscal quarter, a decrease of $333,000 compared to preceding quarter. The decrease was primarily attributable to the collection of $171,000 in prepayment penalties on loan payoffs in the first quarter along with a decrease in gain on sale of loans held for sale during the second quarter. In the first six months of fiscal 2016, non-interest income increased to $4.8 million compared to $4.4 million for the same period in prior year.

Riverview Asset Management and Trust Company’s assets under management were $410.5 million at September 30, 2015 compared to $363.7 million a year ago.  Asset management fees totaled $801,000 during the second quarter of fiscal year 2016 compared to $710,000 in the second quarter a year ago.

Riverview’s non-interest expense was $7.3 million in the second quarter, a decrease of $461,000 compared to the preceding quarter. The decrease was due primarily to a decline in real estate owned (”REO”) expenses and salaries and employee benefits expense. Compared to the second quarter a year ago, non-interest expense decreased $390,000. The decrease from the prior year period was due to a $58,000 decrease in FDIC insurance premiums and a $168,000 decrease in occupancy expense due primarily to the closure of our Wood Village branch in October 2014 .

Credit Quality

“Our focus on improving our credit quality metrics continues to be successful, with non-performing loans (“NPL”) and REO balances declining during the quarter,” said Dan Cox, executive vice president and chief credit officer.

NPLs were $3.8 million, or 0.63% of total loans, at September 30, 2015 compared to $3.8 million, or 0.66% of total loans, at June 30, 2015 and $11.7 million, or 2.12% of total loans, a year ago. During the last 12 months NPLs have declined by $8.0 million, or 67.9%. Loans past due 30-89 days were 0.14% of total loans at September 30, 2015 and June 30 2015.

REO balances were $909,000 at September 30, 2015 compared to $1.3 million three months earlier. Sales of REO properties totaled $313,000 during the quarter, with $127,000 in write-downs and no new additions.

Classified assets decreased to $7.5 million at September 30, 2015 compared to $14.7 million at June 30, 2015. The classified asset ratio was 7.2% at September 30, 2015 compared to 14.4% three months earlier. During the past twelve months, Riverview has reduced its classified assets by $17.7 million, or 70.3%.

Riverview recorded a $300,000 recapture of loan losses during the second quarter of fiscal 2016 compared to a $500,000 recapture of loan losses during the preceding quarter. The recapture of loan losses reflects the improvement in credit quality and the decline in loan charge-offs during the past year.

Net loan recoveries were $76,000 during the quarter compared to net loan recoveries of $75,000 in the preceding quarter. The allowance for loan losses at September 30, 2015 totaled $10.1 million, representing 1.70% of total loans and 268.2% of nonperforming loans.

Capital

Riverview continues to maintain capital levels well in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.45%, Tier 1 leverage ratio of 11.22% and tangible common equity to tangible assets of 9.24% at September 30, 2015.

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending total assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	March 31, 2015

Shareholders' equity	$106,362	$104,440	$100,311	$103,801
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	392	411	400	401

Tangible shareholders' equity	$80,398	$78,457	$74,339	$77,828

Total assets	$896,302	$860,165	$841,540	$858,750
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	392	411	400	401

Tangible assets	$870,338	$834,182	$815,568	$832,777

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $896 million, it is the parent company of the 92 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	September 30, 2015	June 30, 2015	September 30, 2014	March 31, 2015
ASSETS

Cash (including interest-earning accounts of $55,094, $33,271, $17,417	$68,865	$48,149	$30,988	$58,659
and $45,490)
Certificate of deposits	21,247	25,471	32,941	25,969
Loans held for sale	950	215	353	778
Investment securities available for sale, at fair value	15,750	15,678	19,571	15,751
Mortgage-backed securities held to maturity, at amortized	80	83	90	86
Mortgage-backed securities available for sale, at fair value	118,821	124,296	120,740	96,712
Loans receivable (net of allowance for loan losses of $10,113, $10,337,
$12,001, and $10,762)	585,784	559,844	540,786	569,010
Real estate and other pers. property owned	909	1,349	3,705	1,603
Prepaid expenses and other assets	3,256	3,635	3,257	3,238
Accrued interest receivable	2,181	2,069	2,047	2,139
Federal Home Loan Bank stock, at cost	988	988	6,324	5,924
Premises and equipment, net	15,059	15,172	15,955	15,434
Deferred income taxes, net	11,153	12,128	14,301	12,568
Mortgage servicing rights, net	392	411	386	399
Goodwill	25,572	25,572	25,572	25,572
Bank owned life insurance	25,295	25,105	24,524	24,908

TOTAL ASSETS	$896,302	$860,165	$841,540	$858,750

LIABILITIES AND EQUITY

LIABILITIES:
Deposit accounts	$756,996	$722,461	$702,635	$720,850
Accrued expenses and other liabilities	6,497	7,363	12,445	8,111
Advance payments by borrowers for taxes and insurance	712	415	644	495
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligation	2,484	2,254	2,319	2,276
Total liabilities	789,370	755,174	740,724	754,413

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
September 30, 2015 - 22,507,890 issued and outstanding;
June 30, 2015 – 22,507,890 issued and outstanding;	225	225	225	225
September 30, 2014 - 22,471,890 issued and outstanding;
March 31, 2015 – 22,489,890 issued and outstanding;
Additional paid-in capital	65,333	65,331	65,217	65,268
Retained earnings	40,460	39,144	35,416	37,830
Unearned shares issued to employee stock ownership trust	(232)	(258)	(335)	(284)
Accumulated other comprehensive loss	576	(2)	(212)	762
Total shareholders’ equity	106,362	104,440	100,311	103,801

Noncontrolling interest	570	551	505	536
Total equity	106,932	104,991	100,816	104,337

TOTAL LIABILITIES AND EQUITY	$896,302	$860,165	$841,540	$858,750

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Six Months Ended
(In thousands, except share data) (Unaudited)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
INTEREST INCOME:
Interest and fees on loans receivable	$6,789	$6,860	$6,486	$13,649	$12,657
Interest on investment securities-taxable	62	64	98	126	182
Interest on mortgage-backed securities	640	518	508	1,158	988
Other interest and dividends	111	119	118	230	249
Total interest income	7,602	7,561	7,210	15,163	14,076

INTEREST EXPENSE:
Interest on deposits	300	303	342	603	702
Interest on borrowings	139	134	148	273	295
Total interest expense	439	437	490	876	997
Net interest income	7,163	7,124	6,720	14,287	13,079
Less recapture of loan losses	(300)	(500)	(350)	(800)	(650)

Net interest income after recapture of loan losses	7,463	7,624	7,070	15,087	13,729

NON-INTEREST INCOME:
Fees and service charges	1,132	1,296	1,158	2,428	2,228
Asset management fees	801	824	710	1,625	1,530
Gain on sale of loans held for sale	79	221	155	300	281
Bank owned life insurance income	190	197	194	387	332
Other	14	11	6	25	62
Total non-interest income	2,216	2,549	2,223	4,765	4,433

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,236	4,414	4,341	8,650	8,515
Occupancy and depreciation	1,154	1,169	1,322	2,323	2,409
Data processing	431	490	434	921	904
Advertising and marketing expense	208	176	203	384	353
FDIC insurance premium	122	126	180	248	355
State and local taxes	123	137	117	260	254
Telecommunications	74	73	74	147	150
Professional fees	218	233	257	451	546
Real estate owned expenses	167	279	186	446	802
Other	551	648	560	1,199	1,121
Total non-interest expense	7,284	7,745	7,674	15,029	15,409

INCOME BEFORE INCOME TAXES	2,395	2,428	1,619	4,823	2,753
PROVISION FOR INCOME TAXES	743	833	535	1,576	929
NET INCOME	$1,652	$1,595	$1,084	$3,247	$1,824

Earnings per common share:
Basic	$0.07	$0.07	$0.05	$0.14	$0.08
Diluted	$0.07	$0.07	$0.05	$0.14	$0.08
Weighted average number of shares outstanding:
Basic	22,449,386	22,434,327	22,388,753	22,441,898	22,385,691
Diluted	22,490,351	22,477,006	22,419,469	22,483,711	22,414,212

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

(Dollars in thousands)	At or for the three months ended			At or for the six months ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
AVERAGE BALANCES
Average interest–earning assets	$783,371	$775,558	$737,759	$779,486	$737,736
Average interest-bearing liabilities	594,667	588,841	577,658	591,770	578,305
Net average earning assets	188,704	186,717	160,101	187,716	159,431
Average loans	576,218	574,710	551,543	575,468	544,856
Average deposits	737,851	723,095	693,998	730,513	688,088
Average equity	106,771	105,615	101,026	106,196	100,364
Average tangible equity	80,794	79,639	75,055	80,220	74,396

ASSET QUALITY	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014

Non-performing loans	3,771	3,773	11,742
Non-performing loans to total loans	0.63%	0.66%	2.12%
Real estate/repossessed assets owned	909	1,349	3,705
Non-performing assets	4,680	5,122	15,447
Non-performing assets to total assets	0.52%	0.60%	1.84%
Net loan charge-offs in the quarter	(76)	(75)	(70)
Net charge-offs in the quarter/average net loans	(0.05)%	(0.05)%	(0.05)%

Allowance for loan losses	10,113	10,337	12,001
Average interest-earning assets to average
interest-bearing liabilities	131.73%	131.71%	127.72%
Allowance for loan losses to
non-performing loans	268.18%	273.97%	102.21%
Allowance for loan losses to total loans	1.70%	1.81%	2.17%
Shareholders’ equity to assets	11.87%	12.14%	11.92%

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.45%	16.48%	16.78%
Tier 1 capital (to risk weighted assets)	15.19%	15.22%	15.52%
Common equity tier 1 (to risk weighted assets)	15.19%	15.22%	N/A
Tier 1 capital (to leverage assets)	11.22%	11.17%	10.97%
Tangible common equity (to tangible assets)	9.24%	9.41%	9.11%

DEPOSIT MIX	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	March 31, 2015

Interest checking	$132,727	$121,648	$107,288	$115,461
Regular savings	83,094	78,844	71,667	77,132
Money market deposit accounts	234,194	226,533	229,520	237,465
Non-interest checking	176,131	160,830	145,114	151,953
Certificates of deposit	130,850	134,606	149,046	138,839
Total deposits	$756,996	$722,461	$702,635	$720,850

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Commercial		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
September 30, 2015	(Dollars in thousands)
Commercial	$78,138	$-	$-	$78,138
Commercial construction	-	-	10,167	10,167
Office buildings	-	114,904	-	114,904
Warehouse/industrial	-	44,607	-	44,607
Retail/shopping centers/strip malls	-	57,745	-	57,745
Assisted living facilities	-	1,828	-	1,828
Single purpose facilities	-	112,354	-	112,354
Land	-	14,102	-	14,102
Multi-family	-	34,989	-	34,989
One-to-four family	-	-	7,137	7,137
Total	$78,138	$380,529	$17,304	$475,971

March 31, 2015
Commercial	$77,186	$-	$-	$77,186
Commercial construction	-	-	27,967	27,967
Office buildings	-	86,813	-	86,813
Warehouse/industrial	-	42,173	-	42,173
Retail/shopping centers/strip malls	-	60,736	-	60,736
Assisted living facilities	-	1,846	-	1,846
Single purpose facilities	-	108,123	-	108,123
Land	-	15,358	-	15,358
Multi-family	-	30,457	-	30,457
One-to-four family	-	-	2,531	2,531
Total	$77,186	$345,506	$30,498	$453,190

LOAN MIX	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	March 31, 2015
Commercial and construction
Commercial	$78,138	$79,764	$80,930	$77,186
Other real estate mortgage	380,529	348,691	329,056	345,506
Real estate construction	17,304	20,397	18,843	30,498
Total commercial and construction	475,971	448,852	428,829	453,190
Consumer
Real estate one-to-four family	89,520	87,837	94,536	89,801
Other installment	30,406	33,492	29,422	36,781
Total consumer	119,926	121,329	123,958	126,582

Total loans	595,897	570,181	552,787	579,772

Less:
Allowance for loan losses	10,113	10,337	12,001	10,762
Loans receivable, net	$585,784	$559,844	$540,786	$569,010

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
September 30, 2015	(dollars in thousands)
Non-performing assets

Commercial real estate	$277	$1,325	$923	$-	$-	$2,525
Land	-	801	-	-	-	801
Consumer	-	-	26	233	186	445
Total non-performing loans	277	2,126	949	233	186	3,771

REO	374	-	490	45	-	909

Total non-performing assets	$651	$2,126	$1,439	$278	$186	$4,680

DETAIL OF SPEC CONSTRUCTION AND LAND DEVELOPMENT LOANS

	Northwest	Other	Southwest
	Oregon	Oregon	Washington	Total
September 30, 2015	(dollars in thousands)
Land development and spec construction loans

Land development loans	$103	$2,835	$11,164	$14,102
Spec construction loans	-	126	5,908	6,034

Total land development and spec construction	$103	$2,961	$17,072	$20,136

RVSB Reports Second Quarter Fiscal 2016 Profits
October 29, 2015

	At or for the three months ended			At or for the six months ended
SELECTED OPERATING DATA	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Efficiency ratio (4)	77.66%	80.07%	85.81%	78.88%	87.99%
Coverage ratio (6)	98.34%	91.98%	87.57%	95.06%	84.88%
Return on average assets (1)	0.75%	0.75%	0.52%	0.75%	0.44%
Return on average equity (1)	6.16%	6.07%	4.26%	6.12%	3.62%

NET INTEREST SPREAD
Yield on loans	4.69%	4.80%	4.67%	4.74%	4.63%
Yield on investment securities	2.03%	2.04%	1.97%	2.04%	1.96%
Total yield on interest earning assets	3.86%	3.92%	3.88%	3.89%	3.81%

Cost of interest bearing deposits	0.21%	0.22%	0.25%	0.21%	0.25%
Cost of FHLB advances and other borrowings	2.22%	2.16%	2.34%	2.19%	2.35%
Total cost of interest bearing liabilities	0.29%	0.30%	0.34%	0.30%	0.34%

Spread (7)	3.57%	3.62%	3.54%	3.59%	3.47%
Net interest margin	3.64%	3.69%	3.61%	3.67%	3.54%

PER SHARE DATA
Basic earnings per share (2)	$0.07	$0.07	$0.05	$0.14	$0.08
Diluted earnings per share (3)	0.07	0.07	0.05	0.14	0.08
Book value per share (5)	4.73	4.64	4.46	4.73	4.46
Tangible book value per share (5)	3.57	3.49	3.31	3.57	3.31
Market price per share:
High for the period	$4.75	$4.52	$3.99	$4.75	$4.03
Low for the period	4.15	4.08	3.67	4.08	3.38
Close for period end	4.75	4.28	3.99	4.75	3.99
Cash dividends declared per share	0.0150	0.0125	-	0.0275	-

Average number of shares outstanding:
Basic (2)	22,449,386	22,434,327	22,388,753	22,441,898	22,385,691
Diluted (3)	22,490,351	22,477,006	22,419,469	22,483,711	22,414,212

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest-bearing liabilities.

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